EX-99.q.2

POWER OF ATTORNEY

     I, the undersigned member of the Boards of Trustees/Directors of Delaware Investments Family of Funds listed below (the "Trusts"), hereby constitute and appoint David F. Connor, Patrick P. Coyne, David P. O’Connor and Richard Salus, and each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacity, all Registration Statements of the Trusts including Form N-1A, Form N-2, Form N-8A or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto, any Registration Statements on Form N-14, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 1st day of September, 2011.

/s/ Frances A. Aldrich Sevilla-Sacasa
Frances Aldrich Sevilla-Sacasa

Delaware Investments Family of Funds
Delaware Group Adviser Funds	Delaware Pooled Trust
Delaware Group Cash Reserve	Delaware VIP Trust
Delaware Group Equity Funds I	Voyageur Insured Funds
Delaware Group Equity Funds II	Voyageur Intermediate Tax-Free Funds
Delaware Group Equity Funds III	Voyageur Mutual Funds
Delaware Group Equity Funds IV	Voyageur Mutual Funds II
Delaware Group Equity Funds V	Voyageur Mutual Funds III
Delaware Group Foundation Funds	Voyageur Tax Free Funds
Delaware Group Global & International Funds	Delaware Enhanced Global Dividend and Income Fund
Delaware Group Government Fund	Delaware Investments Dividend and Income Fund, Inc.
Delaware Group Income Funds	Delaware Investments Global Dividend and Income Fund, Inc.
Delaware Group Limited-Term Government Funds	Delaware Investments Colorado Insured Municipal Income Fund, Inc.
Delaware Group State Tax-Free Income Trust	Delaware Investments Minnesota Municipal Income Fund II, Inc.
Delaware Group Tax-Free Fund	Delaware Investments National Municipal Income Fund